UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2010

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 8, 2010, Affinion Group, Inc. (the “Company”) issued a press release announcing it intends to sell in a private placement offering, subject to market conditions, approximately $475.0 million in aggregate principal amount of senior notes due 2018 (the “Proposed Offering”). The Company intends to use the net proceeds of the Proposed Offering, together with additional cash on hand, to repurchase or redeem its outstanding 10 1/8% senior notes due 2013 (the “Tender Offer”) and to pay the tender premium and fees and the fees and expenses related to the Proposed Offering. The Company’s press releases announcing the Proposed Offering and the Tender Offer are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Certain information concerning the Company set forth in Exhibit 99.3 hereto and incorporated herein by reference is being provided to certain persons in connection with the Proposed Offering.

Note: The information contained under this Item 7.01 in this Current Report (including Exhibit 99.1, 99.2 and 99.3) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated November 8, 2010, issued by Affinion Group, Inc. announcing its proposed private placement of senior notes

99.2	Press release dated November 8, 2010, issued by Affinion Group, Inc. announcing its tender offer for senior notes

99.3	Regulation FD Disclosure

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: November 8, 2010	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated November 8, 2010, issued by Affinion Group, Inc. announcing its proposed private placement of senior notes

99.2	Press release dated November 8, 2010, issued by Affinion Group, Inc. announcing its tender offer for senior notes

99.3	Regulation FD Disclosure